AMENDMENT NO. 1

TO

MASTER INTERGROUP SUB-ADVISORY CONTRACT FOR MUTUAL FUNDS
     This Amendment dated as of May 29, 2009, amends the Master Intergroup Sub-Advisory Contract for Mutual Funds (the “Contract”), dated May 1, 2008, between Invesco Aim Advisors, Inc. (the “Advisor”), on behalf of AIM Investment Funds, and each of Invesco Trimark Ltd., formerly AIM Funds Management Inc., Invesco Asset Management Deutschland GmbH, Invesco Asset Management Limited, Invesco Asset Management (Japan) Ltd., Invesco Australia Limited, Invesco Global Asset Management (N.A.), Inc., Invesco Hong Kong Limited, Invesco Institutional (N.A.), Inc., and Invesco Senior Secured Management, Inc. (each a “Sub-Advisor” and, collectively, the “Sub-Advisors”).
W I T N E S S E T H:
     WHEREAS, the parties desire to amend the Contract to add AIM Balanced-Risk Allocation Fund;
     NOW, THEREFORE, the parties agree as follows;
1.	Exhibit A to the Contract is hereby deleted in its entirety and replaced with the following:
“EXHIBIT A
AIM Balanced-Risk Allocation Fund
AIM China Fund
AIM Developing Markets Fund
AIM Global Health Care Fund
AIM International Total Return Fund
AIM Japan Fund
AIM LIBOR Alpha Fund
AIM Trimark Endeavor Fund
AIM Trimark Fund
AIM Trimark Small Companies Fund”
2.	All other terms and provisions of the Contract not amended shall remain in full force and effect.

          IN WITNESS WHEREOF, the parties hereto have caused this Contract to be executed by their officers designated as of the day and year first above written.

INVESCO AIM ADVISORS, INC.

Advisor

By:	/s/ John M. Zerr

Name:	John M. Zerr

Title:	Senior Vice President

INVESCO TRIMARK LTD.

Sub-Advisor

By:	/s/ Eric J. Adelson

Name:	Eric J. Adelson

Title:	Senior Vice President, Legal and Secretary

By:	/s/ Wayne Bolton

Name:	Wayne Bolton

Title:	Vice President, Compliance & Chief Compliance Officer

INVESCO ASSET MANAGEMENT DEUTSCHLAND GMBH

Sub-Advisor

By:	/s/ Karl Georg Bayer

Name:	Karl Georg Bayer

Title:	Managing Director

By:	/s/ Jens Langewand

Name:	Jens Langewand

Title:	Managing Director

INVESCO ASSET MANAGEMENT LIMITED

Sub-Advisor

By:	/s/ Graeme Proudfoot

Name:	Graeme Proudfoot

Title:	Director

INVESCO ASSET MANAGEMENT (JAPAN) LTD.

Sub-Advisor

By:	/s/ Masakazu Hasegawa

Name:	Masakazu Hasegawa

Title:	Managing Director

INVESCO AUSTRALIA LIMITED

Sub-Advisor

By:	/s/ Mark Yesberg

Name:	Mark Yesberg

Title:	Head of Product & Management

By:	/s/ Ian Coltman

Name:	Ian Coltman

Title:	Head of Legal

INVESCO GLOBAL ASSET MANAGEMENT (N.A.), INC.

Sub-Advisor

By:	/s/ Kirk F. Holland

Name:	Kirk F. Holland

Title:	President & CEO

INVESCO HONG KONG LIMITED

Sub-Advisor

By:	/s/ Anna Tong /s/ Gracie Liu

Name:	Anna Tong, Gracie Liu

Title:	Director, Director

INVESCO INSTITUTIONAL (N.A.), INC.

Sub-Advisor

By:	/s/ Jeffrey H. Kupor

Name:	Jeffrey H. Kupor

Title:	Secretary and General Counsel

INVESCO SENIOR SECURED MANAGEMENT, INC.

Sub-Advisor

By:	/s/ Jeffrey H. Kupor

Name:	Jeffrey H. Kupor

Title:	Secretary and General Counsel